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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in the Registration Statement (Form S-3) and related Prospectus of i2 Technologies, Inc. for the registration of 5,750,000 shares of its common stock and to the incorporation by reference therein of our report dated June 12, 1997, with respect to the supplemental consolidated financial statements of i2 Technologies, Inc. included in its Current Report on Form 8-K/A filed July 1, 1997 (Amendment No. 1 to the Current Report on Form 8-K dated June 12, 1997), filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP
Dallas, Texas
October 22, 1997